UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Texas Health Plan

Effective March 1, 2012, our Texas health plan, Molina Healthcare of Texas, Inc. (“Molina of Texas”) expanded into several new service areas, including Hidalgo and El Paso. Molina of Texas also began providing to members in existing service areas pharmacy and inpatient benefits that previously had been provided by the state on a fee-for-service basis. Together, the service area expansion and benefit expansion increased Molina of Texas’ premium revenue by approximately $900 million on an annualized basis. At April 30, 2012, the enrollment of Molina of Texas was approximately 300,000 members, an increase of 172,000 members since March 31, 2011.

Based upon our current analysis of actual claims payment and member utilization activity in the Hidalgo and El Paso service areas, we now believe that the premium revenue associated with the STAR+PLUS contracts in those service areas is not adequate to cover the medical costs associated with serving members under existing conditions. Utilization of long term care services, including personal attendent services and adult day health care services, is currently far exceeding the utilization of those services elsewhere in the state, and also far exceeding the utilization assumptions used in the development, and our evaluation, of the premium rates.

We estimate that the medical care ratio (medical costs as a percentage of premium revenue) for the STAR+PLUS membership in the Hidalgo and El Paso service areas is running at approximately 120%. The overall medical care ratio of the entire Texas health plan is running at approximately 100%. Excluding the STAR+PLUS membership in the Hidalgo and El Paso service areas, we estimate that the medical care ratio of the Texas plan is running at approximately 93%.

New premium rates for the Texas health plan will be implemented effective September 1, 2012. In light of the foregoing, we have asked the state to re-examine its rate-setting assumptions in the development of the new rates. Our Texas health plan has also undertaken a number of medical cost management initiatives in order to improve its profitability.

Medical Cost and Earnings Guidance Withdrawn

Because of the uncertainties surrounding our medical costs in Texas and the prospect for success of the efforts we have undertaken to address those cost issues, we are withdrawing those fiscal year 2012 guidance elements related to or derived from medical costs, including our earnings guidance. We believe that the financial performance of the remainder of our health plans and our Molina Medicaid Solutions business remains consistent with our earlier provided 2012 guidance.

We will provide additional information regarding our financial performance during our second quarter earnings call scheduled for July 26, 2012 at 5:00PM Eastern.

Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This report contains “forward-looking statements” regarding the medical costs and financial performance of our Texas health plan, and regarding our expected financial performance during our 2012 fiscal year. All of our forward-looking statements are based on our current expectations and assumptions that are subject to numerous known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, and we caution investors not to place undue reliance on these statements. A discussion of the risk factors facing our Company can be found under Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other reports and filings with the Securities and Exchange Commission and available on its website at www.sec.gov. We disclaim any intent or obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: June 6, 2012	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Sr. Vice President – General Counsel, and Secretary